UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006
Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1845 Walnut Street, Suite 1000 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

LEAF Financial Corporation and LEAF Funding, Inc. (together, the “Borrowers”), indirect subsidiaries of the Registrant, entered into an amendment (the “Amendment”) to the credit agreement, dated as of July 31, 2006 (the “Credit Agreement”), by and among the Borrowers, certain lenders and National City Bank, as agent for the lenders (the “Agent”).

We describe the Amendment in Item 2.03 below, which is incorporated by reference as if fully set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 14, 2006, the Credit Agreement was amended to provide an additional interest rate option, the “LIBOR Flex Rate” option. Under the Amendment, the LIBOR Flex Rate is a rate designated from time to time by the Agent as its “One Month LIBOR Rate,” plus 1.5%.

Item 9.01 Financial Statements and Exhibits

       (d)  Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement dated August 14, 2006 by and amount LEAF Financial Corporation, LEAF Funding, Inc., various financial institutions and other persons from time to time parties thereto, and National City Bank, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Date: August 17, 2006	/s/ Steven J. Kessler Steven J. Kessler Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement dated August 14, 2006 by and amount LEAF Financial Corporation, LEAF Funding, Inc., various financial institutions and other persons from time to time parties thereto, and National City Bank, as Agent.